Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation of our report dated December 22, 2006 on the financial statements of ADDvantage Technologies Group, Inc. ("the Company") as of September 30, 2006, and for the year ended September 30, 2006, included in this Form 10-K Annual Report of ADDvantage Technologies Group, Inc., into the Company's previously filed Registration Statement on Form S-8 (File Number 333-110645).

/s/ HOGAN AND SLOVACEK

Tulsa, Oklahoma
December 22, 2006